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[MOSS ADAMS LLP MRI LOGO]                                          EXHIBIT 23.2

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CERTIFIED PUBLIC ACCOUNTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 13, 2006, with respect to the consolidated balance sheet of Pacific Continental Corporation as of December 31, 2005, and the related consolidated statement of income, changes in stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2005, Annual Report on Form 10-K of Pacific Continental Corporation.


/s/ MOSS ADAMS LLP


Portland, Oregon
June 1, 2006